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                                                                    EXHIBIT 32.2

                             NOVELLUS SYSTEMS, INC.

                                  CERTIFICATION

In connection with the periodic report of Novellus Systems, Inc. (the "Company") on Form 10-Q for the period ended March 27, 2004 as filed with the Securities and Exchange Commission (the "Report"), I, Kevin S. Royal, Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 5, 2004                       By: /s/ Kevin S. Royal
                                            ------------------------------------
                                            Kevin S. Royal
                                            Vice President and Chief
                                            Financial Officer